UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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MITEK SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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MITEK SYSTEMS, INC.

8911 BALBOA AVE., SUITE B

SAN DIEGO, CALIFORNIA 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 13, 2013

TO THE STOCKHOLDERS OF MITEK SYSTEMS, INC.

The annual meeting of stockholders of Mitek Systems, Inc., will be held at 9:00 a.m., local time, on Wednesday, February 13, 2013, at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121, for the following purposes:

1.	To elect the following seven directors to serve until our 2014 annual meeting of stockholders and until their respective successors have been elected and qualified: John M. Thornton, James B. DeBello, Vinton P. Cunningham, Gerald I. Farmer, Bruce E. Hansen, Alex W. “Pete” Hart and Sally B. Thornton;

2.	To approve an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000;

3.	To ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2013; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Our Board of Directors has fixed the close of business on January 3, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and all adjournments or postponements thereof. A list of these stockholders will be open to examination by any stockholder at the annual meeting and for ten days prior thereto during normal business hours at our executive offices located at 8911 Balboa Ave., Suite B, San Diego, California 92123. Enclosed for your convenience is a proxy card which may be used to vote your shares at the annual meeting. The proxy materials, including a proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, are available online at www.proxyvote.com.

You are invited to attend the annual meeting in person. Even if you expect to attend the annual meeting, it is important that you complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed return envelope (which is postage prepaid if mailed in the United States) in order to ensure that your shares are represented at the annual meeting. Even if you have voted by proxy, you may still revoke such proxy and vote in person if you attend the annual meeting. However, please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy card issued in your name from such record holder.

By Order of the Board of Directors

San Diego, California January 4, 2013	John M. Thornton Chairman of the Board

MITEK SYSTEMS, INC.

8911 BALBOA AVE., SUITE B

SAN DIEGO, CALIFORNIA 92123

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 13, 2013

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement (the “Proxy Statement”) and the enclosed proxy card because the Board of Directors (the “Board”) of Mitek Systems, Inc. (sometimes referred to as “we”, “us”, “our”, “Mitek” or the “Company”) is soliciting your proxy to vote at our 2013 annual meeting of stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.

We intend to mail this Proxy Statement and the accompanying materials to all stockholders of record entitled to vote at the Annual Meeting on or about January 18, 2013.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at 9:00 a.m., local time, on Wednesday, February 13, 2013, at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121.

Who can vote at the Annual Meeting and how many votes do I have?

Only stockholders of record at the close of business on January 3, 2013 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 26,041,283 shares of common stock outstanding and entitled to vote. With respect to each proposal to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the record date.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on January 3, 2013 your shares of common stock were registered directly in your name with our transfer agent, Computershare, then you are the stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone by following the instructions provided in the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

If at the close of business on January 3, 2013 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Certain of these institutions offer the ability to direct your agent how to vote through the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote at the Annual Meeting:

•	Election of the seven nominees for director named in this Proxy Statement to serve until our 2014 annual meeting of stockholders and until their respective successors have been elected and qualified;

•	Approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000; and

•	Ratification of the selection of Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as our independent registered public accounting firm for the fiscal year ending September 30, 2013.

Will there be any other items of business on the agenda?

Other than the election of directors, approval of an amendment to our restated certificate of incorporation and ratification of the selection of Mayer Hoffman as our independent registered public accounting firm, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“For” each of the seven nominees for director named in this Proxy Statement;

•	“For” the approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000; and

•	“For” the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm for the fiscal year ending September 30, 2013.

How do I vote?

With respect to the election of directors, you may either vote “for” any or all of the nominees proposed by the Board or you may “withhold” your vote for any or all of the nominees. For each of the other matters to be voted on, you may vote “for” or “against” or abstain from voting. The procedures for voting are described below, based upon the form of ownership of your shares.

Stockholder of Record: Shares Registered in Your Name

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy through the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

•	To vote by proxy through the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided at the website.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on Tuesday, February 12, 2013, to be counted. If you are a stockholder of record and attend the Annual Meeting in person, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive and any previous proxy that you submitted, whether by mail, Internet or telephone, will be superseded by the vote that you cast in person at the Annual Meeting. If you have any questions regarding how to submit your proxy or vote your shares at the Annual Meeting, please call our Corporate Secretary at (858) 309-1700.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Mitek. To ensure that your vote is counted, simply complete, sign, date and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the Internet or by telephone. To vote in person at the Annual Meeting, you must obtain a proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a proxy card.

Who is paying for this proxy solicitation?

We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone or by facsimile by our directors, officers or other employees. Our directors, officers or other employees will not receive additional compensation for soliciting proxies. We may request that any person holding stock in their name for the benefit of others, such as a broker, bank or other agent, forward the proxy materials to such beneficial owners and request authority to execute the proxy. We will reimburse any such broker, bank or other agent for their expenses in connection therewith.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to such proposal at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•

You may submit another properly completed proxy with a later date by mail, through the Internet or by telephone (your latest Internet or telephone instructions submitted prior to the deadline will be followed);

•

You may send a written notice that you are revoking your proxy to our Corporate Secretary at Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, California 92123, Attn: Corporate Secretary by no later than the close of business on Tuesday, February 12, 2013; or

•	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held of record by a broker, bank or other agent, you must contact such record holder to revoke any prior voting instructions or obtain a proxy card issued in your name from such record holder in order to vote in person at the Annual Meeting. Following the commencement of voting with respect to a proposal, you may not revoke your proxy or otherwise change your vote with respect to such proposal.

Votes will be counted by the inspector of elections appointed for the Annual Meeting.

How are my shares voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

•	“For” each of the seven nominees for director named in this Proxy Statement;

•	“For” the approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000; and

•	“For” the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm for the fiscal year ending September 30, 2013.

This general authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, and you do not provide specific voting instructions, your shares will be voted as recommended by the Board.

If your shares are held of record by a broker, bank or other agent, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their clients or other beneficial owners in their discretion and for an explanation of broker non-votes.

What is a broker non-vote?

Under rules that govern brokers, banks and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Accordingly, a broker may submit a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote on non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

The election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast. Accordingly, the seven director nominees receiving the highest number of votes will be elected. The approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000 contemplated by Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote either in person or by proxy at the Annual Meeting. The ratification of the selection of Mayer Hoffman as our independent registered public accounting firm for the fiscal year ending September 30, 2013 contemplated by Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the Annual Meeting.

What is the effect of withhold authority votes, abstentions and broker non-votes?

Withhold Authority Votes: Shares subject to instructions to withhold authority to vote on the election of directors will not be voted. This will have no effect on Proposa1 No. 1—Election of Directors because, under plurality voting rules, the seven director nominees receiving the highest number of “for” votes will be elected.

Abstentions: Under Delaware law (under which Mitek is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote “against”: Proposal No. 2—Approval of the Amendment to our Restated Certificate of Incorporation and Proposal No. 3—Ratification of Independent Registered Public Accounting Firm. However, abstentions will have no effect on Proposa1 No. 1—Election of Directors because, under plurality voting rules, the seven director nominees receiving the highest number of “for” votes will be elected.

Broker Non-Votes: As a result of a change in the rules related to discretionary voting and broker non-votes, brokers, banks and other agents are no longer permitted to vote the uninstructed shares of their clients on a discretionary basis in the election of directors. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting with respect to “non-discretionary” matters, they will have no effect on the outcome of the vote on: Proposa1 No. 1—Election of Directors. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other agent how to vote your shares on Proposa1 No. 1—Election of Directors, no votes will be cast on your behalf on this proposal. Therefore, it is critical that you instruct your broker, bank or other agent how to vote on this proposal if you want your vote to be counted. Proposal No. 2—Approval of the Amendment to our Restated Certificate of Incorporation and Proposal No. 3—Ratification of Independent Registered Public Accounting Firm should be considered routine or “discretionary” matters on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 2 and Proposal No. 3.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of our common stock outstanding on the record date are present either in person or by proxy at the Annual Meeting. At the close of business on January 3, 2013, the record date for the Annual Meeting, there were 26,041,283 shares of common stock outstanding. Thus, a total of 26,041,283 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 13,020,642 votes must be represented at the Annual Meeting either in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Votes withheld from a director nominee and abstentions will be counted as present for purposes of establishing the required quorum. Broker non-votes will be counted as present for purposes of establishing the required quorum. If there is no quorum, the chairman of the meeting or a majority of the shares present in person or by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

I also have received a copy of the Company’s Annual Report on Form 10-K. Is that a part of the proxy materials?

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (the “Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2012, accompanies this Proxy Statement. This document constitutes our Annual Report to Stockholders and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Form 10-K is not incorporated into, and is not part of, this Proxy Statement and should not be considered proxy solicitation material.

How can I find out the results of the voting at the Annual Meeting?

Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in our Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Stockholders may submit proposals regarding matters appropriate for stockholder action for consideration at our next annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in the proxy materials for our 2014 annual meeting of stockholders, a stockholder proposal must be submitted in writing no later than September 20, 2013 to our Corporate Secretary at Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, California 92123, Attn: Corporate Secretary. If you wish to submit a proposal that is not to be included in the proxy materials for our 2014 annual meeting of stockholders, your proposal generally must be submitted in writing to the same address no later than December 4, 2013.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Background

Pursuant to our amended and restated bylaws, the Board has fixed the number of authorized directors at seven. The seven director nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board, to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified.

Unless authorization to do so is withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the seven director nominees proposed by the Board. All incumbent directors have been recommended by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) as nominees for re-election to the Board. If any of the director nominees should become unavailable for election prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by the Board.

The following table includes the names and certain information about the nominees for director. All of the nominees named below have consented to being named herein and to serve on the Board, if elected.

Name	Age	Position
John M. Thornton	80	Chairman of the Board
James B. DeBello	54	President, Chief Executive Officer & Secretary and Director
Vinton P. Cunningham(1)	76	Director
Gerald I. Farmer, Ph.D.(1) (2) (3)	78	Director
Bruce E. Hansen(1) (2)	53	Director
Alex W. “Pete” Hart(2) (3)	72	Director
Sally B. Thornton	78	Director

(1)	Member of the Audit Committee of the Board
(2)	Member of the Compensation Committee of the Board
(3)	Member of the Nominating and Corporate Governance Committee of the Board

John M. Thornton. Mr. Thornton has served as a director since March 1986 and as our Chairman since October 1987. He also served as our President and Chief Executive Officer and Chief Financial Officer from September 1998 to May 2003, when he resigned from his positions as President and Chief Executive Officer. He resigned from his position as Chief Financial Officer in May 2005. From May 1991 to February 1992, Mr. Thornton served as our President and from May 1991 to July 1991, he served as our Chief Executive Officer. From 1976 through 1988, Mr. Thornton served as Chairman and Vice Chairman of the Board at Micom Systems, Inc. Mr. Thornton is also Chairman of the Board of Thornton Winery Corporation in Temecula, California. Mr. Thornton is married to Sally B. Thornton, a member of our Board. Mr. Thornton holds an A.B. in economics from Pomona College and an MBA from Harvard Business School. As a director since the Company’s formation in 1986 and having previously served as our President, Chief Executive Officer and Chief Financial Officer, Mr. Thornton has in-depth knowledge of our company and the industries in which we sell our products. Mr. Thornton also brings to the Board his extensive executive management and chairman experience with public and privately held companies, which the Board believes provides him with the skills necessary to serve as our Chairman.

James B. DeBello. Mr. DeBello has served as a director since November 1994, as our President and Chief Executive Officer since May 2003 and as our Secretary since January 2009. From January 2009 to September 2011, Mr. DeBello also served as our Chief Financial Officer in addition to his other positions. Prior to joining Mitek, he was Chief Executive Officer of AsiaCorp Communications, Inc., a wireless data infrastructure and software company, from July 2001 to May 2003. He was Venture Chief Executive Officer for IdeaEdge Ventures, Inc., a venture capital company, from June 2000 to June 2001. From May 1999 to May 2000, he was President, Chief Operating Officer and a member of the board of directors of CollegeClub.com, an Internet company. From November 1998 to April 1999, he was Chief Operating Officer of WirelessKnowledge, Inc., a joint venture company formed between Microsoft and Qualcomm, Inc. From November 1996 to November 1998, Mr. DeBello held positions as Vice President, Assistant General Manager and General Manager of Qualcomm, Inc.’s Eudora Internet Software Division, and Vice President of Product Management of Qualcomm, Inc.’s Subscriber Equipment Division. Mr. DeBello holds a B.A., magna cum laude, from Harvard University and an MBA from Harvard Graduate School of Business, and he was a Rotary Scholar at the University of Singapore where he studied economics and Chinese. Mr. DeBello has over 15 years of experience in various senior executive positions, including chief executive officer, at other global technology companies. As a director of the Company for approximately 18 years and in his role in the day-to-day operations of the Company as our President and Chief Executive Officer since 2003, Mr. DeBello has gained extensive knowledge of the industries in which we operate, allowing him to bring to the Board a broad understanding of the operational issues and strategic opportunities facing the Company.

Vinton P. Cunningham. Mr. Cunningham has served as a director since May 2005. He served as Senior Vice President Finance of EdVision Corporation, a provider of curriculum development and assessment tools for the education community, from 1993 until his retirement in 2002. Mr. Cunningham was Chief Operating Officer and Chief Financial Officer of Founders Club Golf Company, a golf equipment manufacturer, from 1990 to 1993. He was Vice President Finance of Amcor Capital, Inc., a company that organized and managed real estate syndications, from 1985 to 1990. Mr. Cunningham was Chief Financial Officer and Treasurer of Superior Farming Company, a wholly owned subsidiary of Superior Oil Company, an independent chemical supplier and fiberglass distributor, from 1981 to 1985. Mr. Cunningham holds a B.S. in accounting from the University of Southern California. The Board believes Mr. Cunningham’s financial background provides the Board with valuable financial and accounting expertise and makes him well suited to serve on the Audit Committee of the Board. Having served as a director of the Company since 2005, Mr. Cunningham has a strong understanding of our business, operations and culture.

Gerald I. Farmer. Dr. Farmer has served as a director since May 1994 and served as our Executive Vice President from November 1992 until June 1997. Prior to joining Mitek, from January 1987 to November 1992, Dr. Farmer was Executive Vice President of HNC Software, Inc., a global provider of enterprise analytic software. In addition, he has held senior management positions with IBM Corporation, Xerox, SAIC and Gould Imaging and Graphics. Dr. Farmer holds a B.S. in chemistry from the University of Wyoming and an M.S. and Ph.D. in physics and mathematics from the University of Wisconsin, Madison. The Board believes Dr. Farmer’s extensive career as a leader of several technology-based companies makes him well qualified to serve on the Board. Having served the Company as both an executive officer and a director since 1992, Dr. Farmer has a deep understanding of both our technology and the industries in which we operate.

Bruce E. Hansen. Mr. Hansen has served as a director since October 2012 and served as a member of our advisory board from October 2010 to October 2012. In 2002, he co-founded ID Analytics Inc., a consumer risk management company, and served as its Chairman and Chief Executive Officer from its inception until it was acquired by LifeLock, Inc. in March 2012. Prior to founding ID Analytics, he was President at HNC Software Inc., a global provider of analytic software solutions for financial services, telecommunications and healthcare firms, from 2000 to 2002. Mr. Hansen’s previous experience also includes the role of Chief Executive Officer of the Center for Adaptive Systems Applications and executive roles at CitiCorp (now CitiGroup), Automatic Data Processing (ADP) and Chase Manhattan Bank (now JP Morgan Chase). He currently serves as Chairman of the Board at BrightScope, Inc. and as a member of the board of directors of the San Diego Venture Group. Mr. Hansen holds a B.A. in economics from Harvard University and an M.B.A. from the University of Chicago. As a proven leader with decades of analytics industry experience ranging from concept-stage companies to established financial services companies, Mr. Hansen brings to the Board a unique perspective, an expansive knowledge base and domain expertise in the fields of identity verification and big data systems. The Board believes that Mr. Hansen’s experience as both a key executive and director will enable him to contribute to the Board with respect to both general governance matters and industry-specific operations.

Alex W. “Pete” Hart. Mr. Hart has served as a director since February 2011. In April 2012, he retired as Chairman of the SVB Financial Group and has worked as an independent consultant in the financial services industry since 1997. He served as Chief Executive Officer of Advanta Corporation, a public diversified financial services company, from 1995 to 1997, where he had previously served as Executive Vice Chairman from 1994 to 1995. Prior to joining Advanta, he was President and Chief Executive Officer of MasterCard International, a worldwide payment service provider, from 1988 to 1994. Mr. Hart currently serves as an advisor to a number of private companies, including NoLie MRI, Cimbal Technologies and US Encode. Mr. Hart is currently a member of the board of directors of the following public companies: Global Payments, Inc., a payment services company, and VeriFone Holdings, Inc., an electronics company. He is also a director of Solicore, Inc., a privately held battery manufacturer. In addition to SVB Financial, Mr. Hart has also previously served as a member of the board of directors of the following companies: FICO, Inc., HNC Software, Inc., Retek Inc., Shopping.com, Sanchez Computer Associates, US Encode, eHarmony.com and Sequal Technologies, Inc. Mr. Hart holds a B.A. in social relations from Harvard University. As an experienced leader in the financial services industry, Mr. Hart combines extensive general business expertise with a deep knowledge of the financial services and payments industry. His experience on the boards of directors of other companies in the financial services industry further augments his range of knowledge, providing experience on which he can draw while serving as a member of the Board.

Sally B. Thornton. Mrs. Thornton has served as a director since April 1988. From 1987 until 1996, she served as Chairman of Medical Materials, Inc., a composite plastics manufacturer. Mrs. Thornton served as a director of Micom Systems, Inc. from 1976 to 1988. She has also been a Trustee of the Sjorgren’s Syndrome Foundation in New York. Mrs. Thornton is a Life Trustee of the San Diego Museum of Art, is on the board of directors of Thornton Winery Corporation in Temecula, California and is the Chairman of the John M. and Sally B. Thornton Foundation. Mrs. Thornton is married to John M. Thornton, our Chairman. Mrs. Thornton holds an A.A. from Stephens College and a B.A. and M.A. in history from the University of San Diego. As a director of the Company since 1988, Mrs. Thornton has in-depth knowledge of our company and our technology. Mrs. Thornton also brings to the Board her extensive leadership experience as a director and trustee of both for-profit and non-profit organizations.

There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD OF THE DIRECTOR NOMINEES DISCUSSED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 60,000,00

Background

Our restated certificate of incorporation (the “Restated Certificate”) currently authorizes us to issue a total of 40,000,000 shares of common stock and 1,000,000 shares of preferred stock. On December 26, 2012, the Board unanimously approved an amendment to the Restated Certificate to authorize an additional 20,000,000 shares of common stock (the “Amendment”), subject to stockholder approval. The Board has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the General Corporation Law of the State of Delaware, hereby seeks approval of the Amendment by our stockholders.

Proposed Amendment

The Board is proposing the Amendment, in substantially the form attached hereto as Appendix A, to increase the number of authorized shares of our common stock from 40,000,000 shares to 60,000,000 shares, which would in turn increase the total number of shares of all classes of Company capital stock from 41,000,000 to 61,000,000. Of the 40,000,000 shares of common stock currently authorized by the Restated Certificate, 26,041,283 shares are issued and outstanding, 4,501,930 shares are reserved for issuance upon exercise of outstanding options, restricted stock units (“RSUs”) and warrants and 1,431,857 shares are reserved for future issuance under existing equity incentive plans. Therefore, we are currently limited to the issuance of 8,024,930 shares of common stock.

There are no shares of preferred stock currently outstanding and no changes to the Restated Certificate are being proposed with respect to the number of authorized shares of preferred stock. Other than the proposed increase in the number of authorized shares of common stock, the Amendment is not intended to modify the rights of existing stockholders in any material respect.

Reasons for the Amendment

The Board believes the Amendment is advisable and in the best interests of the Company and our stockholders to make available for future issuance a sufficient number of authorized shares of common stock to give us appropriate flexibility to issue shares for future corporate needs.

The additional authorized shares would provide us with increased financing and capital raising flexibility and could be used for other business and financial purposes that the Board deems are in the Company’s best interest, including the acquisition of other companies, businesses or products in exchange for common stock, attraction and retention of employees through the issuance of additional securities under our equity incentive plans, and implementation of stock splits and issuance of dividends in the future. Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital, should the need arise, and may lose important business opportunities, including to competitors, which could adversely affect our financial performance and growth.

The additional authorized shares of common stock would enable us to act quickly in response to capital raising and other corporate opportunities that may arise (as described above), in most cases without the necessity of holding a special stockholders’ meeting and obtaining further stockholder approval before the issuance of common stock could proceed, except as may be required by applicable law or the rules of The NASDAQ Stock Market, LLC (“NASDAQ”) or any other stock exchange on which our securities may be listed.

Other than issuances pursuant to equity incentive plans and currently outstanding warrants, as of the date of this Proxy Statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal and there are no negotiations pending with respect to the issuance thereof for any purpose. However, we review and evaluate potential capital raising activities, transactions and other corporate opportunities on an ongoing basis to determine if any such actions would be in the best interests of the Company and our stockholders.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock. Therefore, should the Board determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

Potential Effects of the Amendment

The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. The Board will have the authority to issue the additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or NASDAQ Marketplace Rules or any other stock exchange on which our securities may be listed. The issuance of additional shares of common stock will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to the earnings per share of our common stock.

Although we have no immediate plans to do so, we could use the additional authorized shares of common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions would be consummated on favorable terms or at all, that they would enhance stockholder value or that they would not adversely affect our business or the trading price of our common stock. Any such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

The authorization of additional shares of common stock could also have an anti-takeover effect, in that the additional shares could be issued to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of our common stock in a private transaction to purchasers who would oppose a takeover attempt or favor our current Board. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations and not by any current or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by the Company to oppose changes in control of the Company and to perpetuate our then-current management, including the opposition of transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

Effectiveness of the Amendment and Required Vote

If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting. If the Amendment is not approved by our stockholders, the Restated Certificate will not be amended and the number of authorized shares of common stock will remain unchanged.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Amendment. As a result, abstentions will have the effect of a vote “AGAINST” this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 60,000,000.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has selected the firm of Mayer Hoffman McCann P.C., independent certified public accountants, to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2013. Representatives of Mayer Hoffman are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

Neither our governing documents nor applicable laws require stockholder ratification of the selection of Mayer Hoffman as our independent registered public accounting firm. However, the Board is submitting the selection of Mayer Hoffman to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection of Mayer Hoffman, the Audit Committee will reconsider whether or not to retain Mayer Hoffman. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm Fee Information

The following table sets forth the aggregate fees billed by Mayer Hoffman for the services indicated for the fiscal years ended September 30, 2012 and 2011:

	Fiscal Year Ended September 30, 2012	Fiscal Year Ended September 30, 2011
Audit Fees (1)	$167,300	$147,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$167,300	$147,000

(1)	Includes fees for: (i) the audit of our annual financial statements for the fiscal years ended September 30, 2012 and 2011 included in our annual reports on Form 10-K; (ii) the audit of our internal control over financial reporting for the fiscal year ended September 30, 2012; (iii) the review of our interim period financial statements for the fiscal years ended September 30, 2012 and 2011 included in our quarterly reports on Form 10-Q; and (iv) related services that are normally provided in connection with regulatory filings or engagements.

Pre-Approval Policies

The Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered. Our chief financial officer and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval, and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.

Each request or application must include:

•	a recommendation by our chief financial officer as to whether the Audit Committee should approve the request or application; and

•

a joint statement of our chief financial officer and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC’s requirements for auditor independence of the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee also will not permit the independent registered public accounting firm to be engaged to provide any services to the extent that the SEC has prohibited the provision of those services by an independent registered public accounting firm, which generally include:

•	bookkeeping or other services related to accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions;

•	human resources;

•	broker-dealer, investment adviser or investment banking services;

•	legal services;

•	expert services unrelated to the audit; and

•	any service that the PCAOB determines is not permissible.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 TO RATIFY THE SELECTION OF MAYER HOFFMAN TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.

As described in its charter, the Audit Committee meets with the independent auditors and our officers or other personnel responsible for our financial reports. The Audit Committee is responsible for reviewing the scope of the auditors’ examination of the Company and the audited results of the examination. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Among other matters, the Audit Committee considers and selects a certified public accounting firm as our independent auditor. The Audit Committee held four meetings during fiscal year 2012.

In accordance with rules adopted by the SEC, the Audit Committee states that:

•	The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year 2012.

•

The Audit Committee has discussed with Mayer Hoffman McCann P.C., our independent registered public accountants, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Mayer Hoffman McCann P.C.’s communications with the Audit Committee concerning independence, and has discussed with Mayer Hoffman McCann P.C. its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, for filing with the SEC.

Audit Committee

Vinton Cunningham
Gerald I. Farmer, Ph.D.
Bruce Hansen

This foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of the committees of the Board and our Code of Business Conduct and Ethics described below may be viewed on our Internet website at www.miteksystems.com under “Investors.” You may also request a copy of any of these documents free of charge by writing to our Corporate Secretary at Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, California 92123, Attn: Corporate Secretary.

Director Independence

The Board is responsible for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board of directors. The Board consults with our counsel to ensure that the Board’s determinations regarding the independence of our directors are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director (or former director, as applicable), or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has determined that all of our directors other than Mr. DeBello, Mr. Thornton and Mrs. Thornton are independent and that William P. Tudor, who resigned from the Board on October 3, 2012, was independent, in each case as defined in NASDAQ Listing Rule 5605(a)(2). In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership, and that Mr. Tudor met such criteria while he served as a member of the Audit Committee.

Meetings of the Board

The Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the 2012 fiscal year, the Board met five times and acted by unanimous written consent three times. No director attended fewer than 75% of the aggregate number of meetings held by the Board during the 2012 fiscal year.

Executive Sessions

As required under applicable NASDAQ listing standards, our independent directors periodically meet in executive session at which only they are present.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage all of our directors to attend. Each director nominee discussed in Proposal No. 1 above attended our 2012 annual meeting of stockholders, except for Mr. Hansen, who joined the Board after the date of annual meeting of stockholders.

Board Leadership Structure

The leadership structure of the Board is such that our Chairman and our Chief Executive Officer positions are separated. Mr. Thornton has served as our Chairman since October 1987. We believe having a chairman separate from the chief executive officer with extensive experience as both an officer and director of the

Company has provided the Board with consistent and knowledgeable leadership that has enhanced the effectiveness of the Board as a whole. Our corporate governance guidelines do not require the Board to choose a chairman separate from the chief executive officer, but the Board believes this leadership structure is the appropriate structure for the Company at this time. The Board has the discretion to choose its chairman in any manner that it deems to be in the best interests of the Company and our stockholders.

Board’s Role in Risk Oversight

The Board is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. The Board, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of the Board, which oversee risks inherent in their respective areas of responsibility, reporting to the Board regularly and involving the Board in their performance of risk oversight, as necessary. For example, the Audit Committee oversees our financial exposure and financial reporting related risks and the Compensation Committee oversees risks related to our compensation programs and practices. The Board, as a whole, directly oversees our strategic and business risk, including product development risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe the Board’s leadership structure supports its role in risk oversight, with our President and Chief Executive Officer and our Chief Financial Officer responsible for assessing and managing risks facing the Company day-to-day and our Chairman and other members of the Board providing oversight of such risk management.

Information Regarding Board Committees

The Board has established standing Audit, Compensation, and Nominating and Corporate Governance Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The three committees operate under written charters adopted by the Board, each of which is available on our Internet website at www.miteksystems.com under “Investors.” The following table provides meeting information for the 2012 fiscal year for each of the committees of the Board and current membership for each of the committees of the Board. Each member of the committees of the Board during the 2012 fiscal year attended at least 75% of the meetings of each of the committees of the Board on which he served that were held during the period for which he was a committee member.

	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Employee Director:
James B. DeBello	—		—		—
Non-Employee Directors:
John M. Thornton	—		—		—
Vinton P. Cunningham	X	(1)	—		—
Gerald I. Farmer, Ph.D.	X		X	(1)	X
Alex W. “Pete” Hart	—		X		X	(1)
Sally B. Thornton	—		—		—
Total meetings in 2012 fiscal year	4		1		3
Total actions by written consent in 2012 fiscal year	1		1		3

(1)	Committee chairperson.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(a) of the Exchange Act. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of our independent registered public accountants. The current members of the Audit Committee are Messrs. Cunningham and Hansen and Dr. Farmer. The Board has determined that Mr. Cunningham is an “audit committee financial expert” in accordance with applicable SEC rules. Each of the members of the Audit Committee is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.

Compensation Committee

The Compensation Committee reviews executive compensation, establishes executive compensation levels, recommends employee compensation programs and administers our incentive plans. The current members of the Compensation Committee are Messrs. Hansen and Hart and Dr. Farmer, each of whom is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the composition and structure of the Board, establishing criteria for Board membership and corporate policies relating to the recruitment of Board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance. The current members of the Nominating Committee are Dr. Farmer and Mr. Hart, each of whom is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.

Consideration of Director Nominees

Director Qualifications

When evaluating nominees for election as directors (including all persons recommended by stockholders to become nominees for election as directors), the Nominating Committee takes into account: (i) all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge; and (ii) the following minimum qualifications:

•	the highest personal and professional ethics, integrity and values and sound business judgment;

•

a background that demonstrates significant accomplishment in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	relevant expertise and experience and an ability to offer advice and guidance to our chief executive officer based on such expertise and experience;

•	independence from any particular constituency and an ability to be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Nominating Committee retains the right to modify these criteria from time to time.

Stockholder Nominations

The Nominating Committee will consider director candidates recommended by our stockholders of record. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not a candidate was recommended by a stockholder of record. Stockholders of record who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, California 92123, Attn: Corporate Secretary no later than 120 days in advance of the annual meeting of stockholders. Such recommendations should provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in a solicitation of proxies pursuant to Regulation 14A under the Exchange Act.

Evaluating Nominees for Director

Our Nominating Committee considers director candidates that are suggested by members of the committee, other members of our Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above. The Nominating Committee may, in the future, also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating Committee, but to date it has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee evaluates all nominees for director under the same approach whether they are recommended by stockholders or other sources.

The Nominating Committee reviews candidates for director nominees in the context of the current composition of our Board and committees of the Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees of the Board and the Company, to maintain a balance of knowledge, experience, diversity and capability. In addition, the Nominating Committee seeks candidates with significant experience in the Company’s targeted markets. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Board, the committees of the Board and the Company during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee meets the minimum director qualifications set forth above, has at least the same level of education and experience as the Company’s then-current directors, and whether such nominee is independent for NASDAQ purposes, which determination will be based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.

The Nominating Committee will evaluate each proposed director’s candidacy, including proposed candidates recommended by security holders, and recommend whether the Board should nominate such proposed director candidate for election by our stockholders.

Stockholder Communications to the Board

Stockholders may contact an individual director, the Board as a group or a specified committee or group of directors, including the non-employee directors as a group, at the following address: Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, California 92123, Attn: Board of Directors. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics or request general information about the Company.

Non-Employee Director Compensation

Our non-employee directors receive $3,000 for each regularly scheduled Board meeting attended, except for our Chairman, who receives an annual retainer of $100,000 in lieu of a per meeting fee. In addition, each of our non-employee directors receives $1,000 for each committee meeting attended. We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board and committee meetings. Members of the Board who are also employees of the Company receive no compensation for their services as a director.

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the members of the Board for the fiscal year ended September 30, 2012:

Name(1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(2)	Total Compensation ($)
Vinton P. Cunningham	$19,000	$—	$19,000
Gerald I. Farmer, Ph.D.	$23,000	$—	$23,000
Alex W. “Pete” Hart	$18,000	$—	$18,000
John M. Thornton	$100,000	$25,788	$125,788
Sally B. Thornton	$15,000	$—	$15,000
William P. Tudor	$22,000	$—	$22,000

(1)	James B. DeBello, a director, our President and Chief Executive Officer and a named executive officer, is not included in this table as he is an employee of the Company and therefore receives no compensation for his service as a director. Mr. DeBello’s compensation is included in the “Summary Compensation Table” below.
(2)	Represents medical and group term life insurance premiums paid on behalf of Mr. Thornton.

There were no RSUs or option awards granted during the fiscal year ended September 30, 2012. As of September 30, 2012, the aggregate number of RSUs outstanding was 50,000 for each of the following directors: Mr. Cunningham, Dr. Farmer, Mr. Hart, Mr. Thornton, Mrs. Thornton and Mr. Tudor. As of September 30, 2012, our directors held outstanding options to purchase the following number of shares of common stock: Mr. Cunningham, 25,000 shares; Dr. Farmer, 25,000 shares; Mr. Hart, 50,000 shares; Mr. Thornton, 25,000; and Mrs. Thornton, 25,000 shares.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The officers of the Company serve at the pleasure of the Board. The following table includes the names and certain information about our executive officers:

Name	Age	Position
James B. DeBello	54	President, Chief Executive Officer & Secretary and Director
Russell C. Clark	44	Chief Financial Officer

Russell C. Clark. Mr. Clark has served as our Chief Financial Officer since October 2011. Prior to joining Mitek, from July 2006 to June 2011, Mr. Clark served in various roles, most recently Senior Vice President, Finance, at Epicor Software Corporation, a leading global provider of enterprise business software solutions for midmarket-sized companies. While at Epicor, he provided financial leadership in connection with raising growth capital, consummating acquisitions, better aligning Epicor’s operating expenses with its revenues and executing the sale of Epicor to APAX Partners, a private equity firm. From August 2004 to June 2006, he served as Chief Accounting Officer at Peregrine Systems, Inc., a global provider of enterprise software for information technology service and asset management, where he provided financial leadership in connection with the successful turn-around of Peregrine and its sale to Hewlett-Packard Company. From August 2002 to August 2004, he served as Vice President, Finance and Corporate Controller of FICO (formerly Fair Isaac Corporation), a global provider of enterprise analytic software solutions and credit scores, where he was a key member of the team that consummated the merger of FICO and HNC Software, Inc., a global provider of enterprise analytic software, and was responsible for integrating the operations of those companies following the merger, as well as playing a key role in other acquisitions. From January 2000 to August 2002, Mr. Clark served in various roles, including as Senior Vice President, Corporate Finance, at HNC Software. From August 1990 to January 2000, Mr. Clark began his career at PricewaterhouseCoopers LLP, where he most recently served as a senior manager in the technology industry group. Mr. Clark earned a bachelor’s degree in business administration with an emphasis in accounting with highest distinction from The University of Iowa and is a certified public accountant.

There are no family relationships among any of our executive officers. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning cash and non-cash compensation earned by our Chief Executive Officer and our Chief Financial Officer, our only named executive officers for the fiscal years ended September 30, 2012 and 2011:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
James B. DeBello	2012	$385,439	$115,157	$368,330	$760,950	$414	$1,630,290
President & CEO	2011	$353,539	$352,172	—	$912,057	$1,429	$1,619,197

Russell C. Clark (3)	2012	$215,481	$56,250	$184,170	$1,616,083	$30	$2,017,014
Chief Financial Officer

(1)	The amounts shown under the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value of RSUs and option awards, respectively, granted to each named executive officer in the year indicated, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 4 to our financial statements included in our Form 10-K filed with the SEC on December 7, 2012.
(2)	Represents group term life insurance premiums paid on behalf of our named executive officers in the fiscal years ended September 30, 2012 and 2011.
(3)	Mr. Clark has served as our Chief Financial Officer since October 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by the named executive officers as of September 30, 2012:

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock Not Yet Vested (9)	Market Value of Shares or Units of Stock That Have Not Vested
James B. DeBello	400,000	(1)	—	—	$1.06	05/19/13	—	—
President & CEO	100,000	(1)	—	—	$0.80	10/19/15	—	—
	100,000	(1)	—	—	$0.82	11/18/15	—	—
	150,000	(3)	—	—	$1.10	07/10/16	—	—
	319,000	(1)	—	—	$0.35	12/04/17	—	—
	215,264	(4)	34,736	—	$0.79	02/24/20	—	—
	130,834	(5)	225,996	—	$2.60	11/15/20	—	—
	—	(6)	100,000	—	$11.05	02/22/22	—	—
	—		—	—	—	—	33,333	$368,330
Russell C. Clark	61,110	(7)	138,890	—	$9.97	10/11/21	—	—
Chief Financial	9,722	(8)	40,278	—	$11.05	02/22/22	—	—
Officer	—		—	—	—	—	16,667	$184,170

(1)	All options listed are fully vested and exercisable.
(2)	The option awards expire 10 years from the date of grant, subject to earlier expiration in connection with a termination of employment.

(3)	The shares subject to the option award became exercisable immediately on the date of grant.
(4)	1/36th of the shares subject to the option award vest monthly from February 24, 2010, the date of grant, and will be fully vested on February 24, 2013.
(5)	1/60th of the shares subject to the option award vest monthly from November 15, 2010, the date of grant, and will be fully vested on November 15, 2015.
(6)	The shares subject to the option award vest over a period of four years from February 22, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and will be fully vested on February 22, 2016.
(7)	1/36th of the shares subject to the option award vest monthly from October 11, 2011, the date of grant, and will be fully vested on October 11, 2014.
(8)	1/36th of the shares subject to the option award vest monthly from February 22, 2012, the date of grant, and will be fully vested on February 22, 2015.
(9)	The shares subject to the RSU award vest over a period of four years from February 22, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on February 22, 2016.

Employment Arrangements and Executive Severance and Change of Control Plans

James B. DeBello

On February 28, 2011, we entered into an Executive Severance and Change of Control Plan with James B. DeBello, our President and Chief Executive Officer (the “DeBello Severance Plan”).

Under the terms of the DeBello Severance Plan, if we terminate Mr. DeBello’s employment without Cause (as defined below) or if Mr. DeBello terminates his employment for Good Reason (as defined below), Mr. DeBello will be entitled to receive: (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of 50% of all outstanding equity awards then held by Mr. DeBello.

In addition, the DeBello Severance Plan provides that in the event of a Change of Control (as defined below) of the Company, Mr. DeBello will be entitled to receive: (i) a cash amount equal to two times his then-current annual base salary, payable in accordance with the terms of the DeBello Severance Plan; and (ii) accelerated vesting of 100% of all outstanding equity awards then held by Mr. DeBello. If Mr. DeBello is terminated without Cause or terminates his employment for Good Reason at any time within two months prior to or 24 months following a Change of Control, Mr. DeBello will be entitled to receive a lump-sum cash amount equal to 24 months of premium payments for continuation coverage under the Company’s health plans. As of September 30, 2012, no such termination or Change of Control event had occurred that required the Company to make an accrual related to the DeBello Severance Plan in the financial statements included in the Form 10-K.

We do not have a separate employment agreement with Mr. DeBello.

Russell C. Clark

On October 11, 2011, we entered into a letter of employment and an Executive Severance and Change of Control Plan (the “Clark Severance Plan”) with Russell C. Clark, our Chief Financial Officer.

The Clark Severance Plan provides that if we terminate Mr. Clark’s employment without Cause or if Mr. Clark terminates his employment for Good Reason, he will be entitled to receive: (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of 50% of all outstanding equity awards then held by Mr. Clark. If Mr. Clark is terminated without Cause or terminates his employment for Good Reason at any time within two months prior to a Change of Control, he will be entitled to receive the benefits set forth above, except that his outstanding equity awards will vest 100%.

In addition, the Clark Severance Plan provides that in the event of a Change of Control of the Company, Mr. Clark will be entitled to receive: (i) a cash amount equal to his then-current annual base salary, payable in accordance with the terms of the Clark Severance Plan; and (ii) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Clark. In addition, if Mr. Clark is terminated without Cause or terminates his employment for Good Reason at any time within 24 months following a Change of Control, Mr. Clark will be entitled to receive a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans.

For purposes of the DeBello Severance Plan and Clark Severance Plan:

•

“Cause” generally means: (i) any material failure on the part of the executive to faithfully and professionally carry out his duties, subject to a 10-day cure period; (ii) the executive’s dishonesty or other willful misconduct, if such dishonesty or other willful misconduct is intended to or likely to materially injure the business of the Company; (iii) the executive’s conviction of any felony or of any other crime involving moral turpitude; (iv) the executive’s insobriety or illegal use of drugs, chemicals or controlled substances in the course of performing his duties and responsibilities or otherwise materially affecting his ability to perform the same; and (v) any wanton or willful dereliction of duties by the executive.

•

“Good Reason” generally means: (i) the Company’s breach of any of the material terms of the severance plan; (ii) the Company’s relocating its offices at which the executive is initially principally employed to a location more than 50 miles from both the executive’s residence and the offices of the Company, and that reassignment materially and adversely affects the executive’s commute and the executive is required to commute to such location without the executive’s written consent; (iii) a material diminution in the executive’s duties or responsibilities or conditions of employment from those in effect on the effective date of the severance plan; (iv) any reductions which, in the aggregate, are more than 10% of the executive’s base salary in effect when any reduction is first imposed without the executive’s consent (other than such a reduction or reductions applicable generally to other senior executives of the Company); provided, however, that the executive must provide the Company with written notice of the executive’s intent to terminate his employment and a description of the event which the executive believes constitutes Good Reason within 60 days after the initial existence of the event, subject to a 30-day cure period in favor of the Company, and if the default is not cured, the executive must terminate within 90 days of the end of the cure period.

•

“Change of Control” generally means the occurrence of any of the following events: (i) any person or group (within the meaning of Section 13(d) or 14(d), as applicable, of the Exchange Act) (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the voting power of our then outstanding securities (“Company Voting Securities”); (ii) the consummation of a share exchange or a merger or consolidation of the Company, where the Persons who were the beneficial owners of Company Voting Securities outstanding immediately prior to such transaction do not beneficially own more than 50% of the voting securities of the Company or the Acquiring Company (as defined in the DeBello Severance Plan) immediately after such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such transaction; (iii) a sale or other disposition of all or substantially all of our assets; or (iv) such time as the Continuing Directors (as defined in the DeBello Severance Plan) do not constitute at least a majority of the Board (or, if applicable, of the board of directors of a successor to the Company).

Processes and Procedures for the Consideration and Determination of Executive Compensation

The Compensation Committee is responsible for monitoring the performance and compensation of our executive officers, reviewing compensation plans and administering our incentive plans. The Company’s executive compensation programs are designed to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment. Our fundamental philosophy is to relate the amount of compensation “at risk” for an executive directly to his or her contribution to our success in achieving superior performance goals and to the overall success of the Company.

The Compensation Committee considers recommendations from James B. DeBello, our President and Chief Executive Officer, in determining executive compensation. While Mr. DeBello discusses his recommendations with the Compensation Committee, he does not participate in determining his own compensation. In making his recommendations, Mr. DeBello has access to compensation data of publicly traded companies that was obtained from publicly available SEC filings. None of our other executive officers participates in the Compensation Committee’s discussions regarding executive compensation. The Compensation Committee does not delegate any of its functions to others in determining executive compensation.

In designing and administering our executive compensation program, we aim to strike an appropriate balance among these various elements, each of which is discussed in greater detail below. To arrive at specific amounts or awards, the members of the Compensation Committee apply their subjective evaluation of the various elements and arrive at consensus through discussion. While specific numerical criteria may be used in evaluating achievement of individual or Company goals, the extent to which such goals are achieved is then factored in with other more subjective criteria to arrive at the final compensation or award decision.

The Company’s executive compensation program consists of the following elements:

Base Salary. Our salary program is designed to reflect individual performance related to our overall financial performance as well as competitive practice. Salary reviews are typically performed annually in conjunction with a performance review. Salary increases are dependent upon the achievement of individual and corporate performance goals.

Discretionary Annual Bonus. In addition to base salaries, the Board or an applicable committee thereof has the authority to award discretionary annual bonuses to our executive officers. Any annual incentive bonuses are intended to motivate and reward our executives for their contributions toward meeting longer-term corporate financial and strategic goals and to align the interests of such executives with those of our stockholders.

Equity-Based Incentives. Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive approach intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our executive officers through the use of equity incentives. Our equity incentive plans have been established to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Our 2012 Incentive Plan (the “2012 Plan”) provides for the grant of stock options (incentive and nonqualified), RSUs, restricted stock and stock appreciation rights to our executive officers and other employees. We grant equity compensation to our executive officers and other employees under the 2012 Plan, which is designed to:

•	Encourage and create ownership and retention of our stock;

•	Balance long-term with short-term decision making;

•	Link the financial success of our officers to that of our stockholders;

•	Focus attention on building stockholder value through meeting longer-term financial and strategic goals; and

•	Ensure broad-based participation (all employees currently participate in our equity incentive plan).

Under the terms of the 2012 Plan, which provides for the grant of incentive and nonqualified stock options: (i) incentive stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and for a term of not more than 10 years; (ii) nonqualified stock options may be granted with an exercise price of not less than 85% of fair market value of our common stock on the date of grant and for a term of not more than five years; and (iii) the exercise price of options granted to persons owning more than 10% of the total combined voting power of the Company may not be less than 110% of the fair market value of our common stock on the date of the grant of the options.

Stock options generally vest as to 25% of the shares on the one-year anniversary of the date of grant and thereafter in equal monthly installments over three years. RSUs granted under the 2012 Plan may be issued for nominal or no cost and may be granted in consideration of the recipient’s past or future services performed for the Company. RSUs generally vest in equal annual installments over a period of four years from the date of grant.

401(k) Savings Plan. We maintain a 401(k) plan that allows participating employees to contribute a percentage of their salary, subject to Internal Revenue Service annual limits, on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. The Board may, at its sole discretion, approve matching contributions by the Company. During the fiscal years ended September 30, 2012 and 2011, the Board did not approve any Company matching contributions to the plan.

Other Compensation Plans. We have adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate. The incremental cost to us of benefits provided to executive officers under these life and health insurance plans is less than 10% of the base salaries for executive officers for the 2012 fiscal year. Benefits under these broad-based plans are not directly or indirectly tied to Company performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table presents information concerning the beneficial ownership of the shares of our common stock as of December 31, 2012, by:

•	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;

•	our named executive officers and current directors; and

•	all of our current executive officers and directors as a group.

Information with respect to beneficial ownership is based solely on a review of our capital stock transfer records and on publicly available filings made with the SEC by or on behalf of the stockholders listed below. The address for all named executive officers and directors is Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, California 92123.

Percentage of beneficial ownership is calculated based on the 26,041,283 shares of common stock outstanding on December 31, 2012. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of December 31, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner or Identity of Group	Number of Shares	Percent of Class
Named Executive Officers
James B. DeBello (1)	1,812,902	6.58%
Russell C. Clark (2)	109,720	*

Directors
John M. and Sally B. Thornton (3)	2,371,326	9.07%
Alex W. “Pete” Hart (4)	166,737	*
Vinton P. Cunningham (5)	92,911	*
Gerald I. Farmer (6)	82,911	*
Bruce E. Hansen (7)	3,332	*
James B. DeBello (1)	1,812,902	6.58%
Directors and Executive Officers as a Group (eight individuals) (8)	4,639,839	16.61%

Five Percent Stockholders
John M. and Sally B. Thornton (3)	2,371,326	9.07%
James B. DeBello (1)	1,812,902	6.58%
Arthur J. Samberg (9)	1,435,100	5.51%
Allianz Global Investors Capital LLC (10)	1,388,153	5.33%

*	Less than 1%.
(1)	Comprised of 300,000 shares of common stock held directly, 1,504,569 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 31, 2012 and 8,333 shares of common stock subject to RSUs that may become issuable within 60 days of December 31, 2012.

(2)	Comprised of 105,554 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 31, 2012 and 4,166 shares of common stock subject to RSUs that may become issuable within 60 days of December 31, 2012.
(3)	Comprised of (i) 69,613 shares of common stock, options to purchase 25,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 31, 2012 and 22,911 shares of common stock subject to RSUs that may become issuable within 60 days of December 31, 2012, in each case held directly by John M. Thornton, (ii) 47,307 shares of common stock, options to purchase 25,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 31, 2012 and 22,911 shares of common stock subject to RSUs that may become issuable within 60 days of December 31, 2012, in each case held directly by Sally B. Thornton, (iii) 15,000 shares of common stock held by a foundation, of which John M. Thornton and Sally B. Thornton are co-trustees, and (iv) 2,143,584 shares of common stock held by the Thornton Family Trust of 1981 of which John M. Thornton and Sally B. Thornton are co-trustees. John M. Thornton and Sally B. Thornton are husband and wife and are both members of the Board.
(4)	Comprised of 93,826 shares of common stock held directly, 50,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 31, 2012 and 22,911 shares of common stock subject to RSUs that may become issuable within 60 days of December 31, 2012.
(5)	Comprised of 45,000 shares of common stock held directly, 25,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 31, 2012 and 22,911 shares of common stock subject to RSUs that may become issuable within 60 days of December 31, 2012.
(6)	Comprised of 35,000 shares of common stock held directly, 25,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 31, 2012 and 22,911 shares of common stock subject to RSUs that may become issuable within 60 days of December 31, 2012.
(7)	Comprised of 3,332 shares of common stock subject to RSUs that may become issuable within 60 days of December 31, 2012.
(8)	Comprised of shares beneficially owned by our named executive officers and directors.
(9)	The foregoing information is based solely upon information contained in a Schedule 13G filed by Mr. Arthur J. Samberg with the SEC on July 23, 2012 with respect to holdings of common stock, for which Mr. Samberg has sole power to direct the vote and disposition of such shares. The principal business address of Mr. Samberg is 77 Bedford Road, Katonah, New York 10536.
(10)	The foregoing information is based solely upon information contained in a Schedule 13G filed by Allianz Global Investors Capital LLC (“AGIC”) with the SEC on February 13, 2012 with respect to holdings of common stock. The securities reported therein are held by investment advisory clients or discretionary accounts of which AGIC is the investment adviser. Investment advisory contracts grant to AGIC voting and/or investment power over the securities held by its clients or in accounts that it manages. As a result, AGIC may be deemed to beneficially own the securities held by its clients or accounts within the meaning of Rule 13d-3 under the Exchange Act. The principal address of AGIC is 600 West Broadway, Suite 2900, San Diego, CA 92101.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of September 30, 2012, with respect to the shares of common stock that may be issued upon the exercise of options under our existing equity compensation plans and arrangements in effect as of September 30, 2012. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	3,628,120	$3.16	1,945,067
Equity compensation plans not approved by security holders (3)	400,000	$1.06	—

(1)	The weighted-average exercise price does not take into account approximately 515,834 shares of common stock issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)	Comprised of awards granted under the Company’s 2000 Stock Option Plan, 2002 Stock Option Plan, 2006 Stock Option Plan, 2010 Stock Option Plan (collectively, the “Prior Plans”), the 2012 Plan and the Directors Restricted Stock Unit Plan. There were no awards granted under the Prior Plans after the approval of the 2012 Plan by the Company’s stockholders on February 22, 2012. Stock options granted under the Prior Plans that were outstanding at such date remain in effect until such options are exercised or expire.
(3)	In connection with his appointment as President and Chief Executive Officer of the Company in May 2003, James B. DeBello was granted an option to purchase up to 400,000 shares of our common stock. This grant was made outside of any equity incentive plan of the Company as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4) and has not been approved by our stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as described under “Executive Compensation” above, we have not entered into any transactions or series of transactions since October 1, 2009, and we are not currently considering any proposed transaction, in which the amount involved in the transaction or series of transactions exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or persons who we know beneficially held more than five percent of any class of our common stock, including their immediate family members, had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to us and certain written representations that no other reports were required during the 2012 fiscal year, we are not aware of any director, officer or greater than 10% beneficial owner that failed to file on a timely basis, as disclosed on such forms, reports required by Section 16(a) of the Exchange Act during the 2012 fiscal year.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement or Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, California 92123, Attn: Corporate Secretary or (858) 309-1700. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.

PROPOSALS OF STOCKHOLDERS

For proposals of stockholders to be included in our proxy materials to be distributed in connection with our 2014 annual meeting of stockholders, anticipated to be held in February 2014, we must receive such proposals at our principal executive offices in writing no later than September 20, 2013. The acceptance of such proposals is subject to SEC guidelines. Any stockholder proposal submitted with respect to our 2014 annual meeting of stockholders which is received by us after December 4, 2013 will be considered untimely for purposes of Rule 14a-4 and Rule 14a-5 under the Exchange Act and the Board may vote against such proposal using its discretionary voting authority as authorized by proxy.

OTHER BUSINESS

The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. We are not aware of any matters for action by stockholders at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of the printing hereof and which may properly come before the Annual Meeting or any adjournment or postponement thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

John M. Thornton
San Diego, California	Chairman of the Board
January 4, 2013

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED

CERTIFICATE OF INCORPORATION OF MITEK SYSTEMS, INC.

MITEK SYSTEMS, INC., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is MITEK SYSTEMS, INC.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 29, 1986.

THIRD: The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 14, 2011 (the “Restated Certificate of Incorporation”).

FOURTH: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending the Restated Certificate of Incorporation as follows:

1.  The first sentence of the fourth paragraph of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty-one Million (61,000,000) shares consisting of One million (1,000,000) shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”), and Sixty million (60,000,000) shares of Common Stock, $0.001 par value per share (the “Common Stock”).

FIFTH: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by its President and Chief Executive Officer as of the     day of                 2013.

MITEK SYSTEMS, INC.

By:
Name: James B. DeBello Title: President and Chief Executive Officer

A-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10K is/are available at www.proxyvote.com.

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MITEK SYSTEMS, INC.

Annual Meeting of Stockholders

February 13, 2013

This proxy is solicited by the Board of Directors

The undersigned hereby appoints James B. DeBello and Russell C. Clark, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mitek Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held February 13, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

    Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

MITEK SYSTEMS, INC. 8911 BALBOA AVE, SUITE B SAN DIEGO, CA 92123

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 12, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 12, 2013. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

☒
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees

01	John M. Thornton 02 James B. DeBello 03 Vinton P. Cunningham 04 Gerald I. Farmer, Ph.D. 05 Bruce E. Hansen
06	Alex W. “Pete” Hart 07 Sally B. Thornton

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2	To approve an amendment to the restated certificate of incorporation of Mitek Systems, Inc. to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000.					☐	☐	☐
3	To ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2013.					☐	☐	☐
4	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.					☐	☐	☐

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date